As filed with the Securities and Exchange Commission on August 1, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUESTCOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

California	33-0476164
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 Kellogg Drive, Suite D

Anaheim, California 92807

(Address of Principal Executive Offices and Zip Code)

2006 Equity Incentive Award Plan

Amended and Restated 2003 Employee Stock Purchase Plan

(Full title of the plan)

Michael H. Mulroy

Chief Financial Officer and General Counsel

Questcor Pharmaceuticals, Inc.

1300 Kellogg Drive, Suite D

Anaheim, California 92807

(Name and address of agent for service)

(714) 786-4200

(Telephone number, including area code, of agent for service)

Copies to:

Lawrence B. Cohn

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, CA 92660

(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in

Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value(3)	3,500,000 shares(5)	$26.49	$92,715,000	$10,764.21
Common Stock, no par value(4)	600,000 shares(6)	$26.49	$15,894,000	$1,845.29

(1)	Pursuant to Rule 416(a), also registered hereunder are an indeterminate number of shares which may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant’s 2006 Equity Incentive Award Plan and the Registrant’s Amended and Restated 2003 Employee Stock Purchase Plan.
(2)	In accordance with Rule 457(h), the aggregate offering price of the 4,100,000 additional shares of common stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the NASDAQ Global Market for the common stock on July 26, 2011, which was $26.49 per share.
(3)	Shares available for issuance under the 2006 Equity Incentive Award Plan.
(4)	Shares available for issuance under the Amended and Restated 2003 Employee Stock Purchase Plan.
(5)	Additional shares eligible for issuance under the 2006 Equity Incentive Award Plan. 6,250,000 shares of the Registrant’s common stock have been previously registered for issuance under the 2006 Equity Incentive Award Plan pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 8, 2006 (File No. 333-134878).
(6)	Additional shares eligible for issuance under the Amended and Restated 2003 Employee Stock Purchase Plan. An aggregate of 2,900,000 shares of the Registrant’s common stock have been previously registered for issuance under the Amended and Restated 2003 Employee Stock Purchase Plan pursuant to Registration Statements on Form S-8 filed with the Securities and Exchange Commission on May 30, 2003 (File No. 333-105694), June 8, 2006 (File No. 333-134878), and June 3, 2008 (File No. 333-151395), respectively.

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers an additional 4,100,000 shares of common stock of Questcor Pharmaceuticals, Inc. (the “Registrant”) to be issued under the Registrant’s 2006 Equity Award Incentive Plan (the “2006 Plan”) and the Registrant’s Amended and Restated 2003 Employee Stock Purchase Plan (the “ESPP”), authorized pursuant to an increase approved by the Registrant’s board of directors in March 2011 and by the Registrant’s shareholders at the annual meeting held on May 19, 2011. The number of shares of common stock to be registered as set forth above represents the number of additional shares that are issuable pursuant to the 2006 Plan and the ESPP over and above the number of shares previously registered. This Registration Statement on Form S-8 shall also cover any additional shares of common stock which become issuable under the 2006 Plan and the ESPP by reason of the anti-dilution adjustment provisions of the 2006 Plan and the ESPP. 6,250,000 shares of the Registrant’s common stock have been previously registered for issuance under the 2006 Plan pursuant to the Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on June 8, 2006 (File No. 333-134878). An aggregate of 2,900,000 shares of the Registrant’s common stock have previously been registered for issuance under the ESPP pursuant to Registration Statements on Form S-8 filed with the Commission on May 30, 2003 (File No. 333-105694), June 8, 2006 (File No. 333-134878), and June 3, 2008 (File No. 333-151395), respectively.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The documents listed below have been filed by Questcor Pharmaceuticals, Inc. (referred to herein as the “Registrant,” “we,” “us” or “our”) with the Commission and are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on February 23, 2011.

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, filed with the Commission on April 27, 2011 and July 29, 2011, respectively.

(c) The description of Registrant’s common stock contained in its Registration Statement on Form 8-A filed with the Commission on October 26, 1992, as amended.

(d) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to shareholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

(a) Section 317 of the California General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. This limitation on liability has no effect on a director’s liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its security holders or that involve the absence of good faith on the part of the director, (iii) relating to any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its security holders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its security holders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its security holders, (vi) under Section 310 of the California General Corporation Law (concerning contracts or transactions between the corporation and a director) or (vii) under Section 316 of the California General Corporation Law (directors’ liability for improper distributions, loans and guaranties). The provision does not extend to acts or omissions of a director in his capacity as an officer. Further, the provision has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to our security holders for any violation of a director’s fiduciary duty to us or our security holders. Although the validity and scope of the legislation underlying the provision have not yet been interpreted to any significant extent by the California courts, the provision may relieve directors of monetary liability to us for grossly negligent conduct, including conduct in situations involving attempted takeovers of us.

(b) In accordance with Section 317, our Amended and Restated Articles of Incorporation limit the liability of a director to us or our security holders for monetary damages to the fullest extent permissible under California law, and authorizes us to provide indemnification to our agents (including our officers and directors), subject to the limitations set forth above. Our Amended and Restated Bylaws further provide for indemnification of corporate agents to the maximum extent permitted by the California General Corporation Law.

(c) We also maintain insurance policies that insure our officers and directors against liabilities arising from their positions.

The foregoing summaries are necessarily subject to the complete text of the statutes referred to above, our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws referred to above and are qualified in their entirety by reference thereto.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit

4.1

Amended and Restated Articles of Incorporation of Questcor Pharmaceuticals, Inc. (incorporated by reference to

Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 27, 2008).

4.2	Amended and Restated Bylaws of Questcor Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 23, 2009).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Odenberg, Ullakko, Muranishi & Co. LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page hereto).

99.1	Amended and Restated 2006 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on July 29, 2011).

99.2	Amended and Restated 2003 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on July 29, 2011).

Item 9.   Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on the 1st day of August, 2011.

QUESTCOR PHARMACEUTICALS, INC.

By:	/s/ Michael H. Mulroy
Michael H. Mulroy
Chief Financial Officer and General Counsel

POWER OF ATTORNEY

The undersigned directors and officers of Questcor Pharmaceuticals, Inc. hereby constitute and appoint Don M. Bailey and Michael H. Mulroy and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and new registration statements relating to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Don M. Bailey Don M. Bailey	President, Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2011

/s/ Michael H. Mulroy Michael H. Mulroy	Chief Financial Officer and General Counsel (Principal Financial Officer)	August 1, 2011

/s/ Kristine Engelke Kristine Engelke	Corporate Controller (Principal Accounting Officer)	August 1, 2011

/s/ Virgil D. Thompson Virgil D. Thompson	Chairman and Director	August 1, 2011

/s/ Mitchell J. Blutt, M.D. Mitchell J. Blutt, M.D.	Director	August 1, 2011

/s/ Neal C. Bradsher Neal C. Bradsher	Director	August 1, 2011

/s/ Stephen C. Farrell Stephen C. Farrell	Director	August 1, 2011

/s/ Louis E. Silverman Louis E. Silverman	Director	August 1, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Amended and Restated Articles of Incorporation of Questcor Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 27, 2008).

4.2	Amended and Restated Bylaws of Questcor Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 23, 2009).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.

23.1	Consent of Odenberg, Ullakko, Muranishi & Co. LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page hereto).

99.1	Amended and Restated 2006 Equity Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on July 29, 2011).

99.2	Amended and Restated 2003 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on July 29, 2011).